Exhibit 99.1

NewsRelease

TC PipeLines, LP to Release Third Quarter 2017 Results on November 6

HOUSTON, Texas – October 23, 2017 – News Release – TC PipeLines, LP (NYSE: TCP) (the Partnership) will release its third quarter 2017 financial results on Monday, November 6, 2017. Brandon Anderson, President of the General Partner, will discuss the Partnership's financial results and latest developments in a teleconference and webcast on Monday, November 6 at 10 a.m. (CST) / 11 a.m. (EST).

Analysts, members of the media and other interested parties are invited to participate by calling 800.377.0758. Please dial in 10 minutes prior to the start of the call. No pass code is required. A live webcast will also be available through the Partnership's website at www.tcpipelineslp.com. Slides for the conference call will be posted on the Partnership's website under "Events and Presentations" prior to the webcast.

A replay of the teleconference will also be available two hours after the conclusion of the call and until 11 p.m. (CST) and midnight (EST) on November 13, 2017, by calling 800.408.3053, then entering pass code 5122153#.

About TC PipeLines, LP

TC PipeLines, LP is a Delaware master limited partnership with interests in eight federally regulated U.S. interstate natural gas pipelines which serve markets in the Western, Midwestern and Northeastern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TransCanada Corporation (NYSE:TRP). For more information about TC PipeLines, LP, visit the Partnership's website at www.tcpipelineslp.com.

Media Enquiries:
Mark Cooper / James Millar
403.920.7859 or 800.608.7859

Unitholder and Analyst Enquiries:
Rhonda Amundson
877.290.2772
investor_relations@tcpipelineslp.com